Exhibit 99.1

ITT Reports 2016 Fourth-Quarter and Full-Year Results, 2017 Guidance

2016 Full-Year Results:

  Revenue down 3% to $2.4 billion, Organic revenue down 7%
  Segment operating income down 16%; Adjusted segment operating income down 12%
  EPS down to $2.02, Adjusted EPS down 9% to $2.32

2017 Guidance

  Total revenue down 2% to up 2%
  GAAP EPS in range of $1.45 to $1.75; Adjusted EPS in range of $2.18 to $2.48, flat at midpoint

Quarterly Dividend Raised to $0.128 per share

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--February 14, 2017--ITT Inc. (NYSE: ITT) today reported 2016 fourth-quarter and full-year financial results that reflected a strong strategic focus on key long-term growth drivers including operational execution, market expansion and effective capital deployment, while effectively managing through the challenging market environment across several of the company’s end markets. The company also provided 2017 guidance.

“While we continued to face a difficult external environment across several of our key markets during 2016, we maintained our collective focus on addressing those challenges while advancing our essential long-term growth plans,” said ITT CEO and President Denise Ramos. “Throughout 2016, we proactively restructured our operations, drove cost controls and improved productivity and efficiency, which helped us mitigate some of the unfavorable impact from our markets. At the same time, we drove a number of strategic actions that will position us well for long-term value creation.

“To continue to drive value, we accelerated our structural reset of our Industrial Process business to optimize and align the business and its cost structure to current market conditions and to better propel the business in the long-term. In the transportation end market, we continued to gain market share and expand geographically as we grew revenue approximately 20 percent. We also significantly advanced our global automotive brake pad strategy to evolve from a regional to a global supplier while diversifying our customer base and increasing volume across platforms that drive stronger future aftermarket growth.

“In addition, we continued to deploy our capital in balanced and effective ways to both position us for long-term success and to return value to shareowners. We made organic investments to expand our global friction business and in January 2017, acquired Axtone Railway Components to further position us in the railway market. In addition, we returned about $114 million to shareholders by executing $70 million of share repurchases and increasing our quarterly dividend. We also implemented a new holding company structure to advance our legacy liability management strategy.

“As we look ahead to 2017, we are mindful that we will continue to face a challenging environment. As such, we will build on our strong foundation and accelerate our progress in driving world-class operational capabilities with the creation of our new Chief Operating Officer structure under Luca Savi. As always, we will continue to manage those areas over which we have control and drive enhanced long-term value for shareowners.”

On a GAAP basis, the company delivered revenue of $2.4 billion in 2016, reflecting a 3 percent decline that included an incremental $132 million from acquisitions, partially offset by an unfavorable $32 million foreign exchange impact. GAAP segment operating income decreased 16 percent, primarily reflecting lower volumes at Industrial Process and higher restructuring and realignment charges. Full-year GAAP EPS decreased to $2.02, compared with $3.44 in the prior year, primarily reflecting the decline in segment operating income, a $66 million lower benefit from asbestos-related matters and a $13 million pension settlement charge related to our pension de-risking strategies.

On an adjusted basis, full-year organic revenue (defined as total revenue excluding foreign exchange, acquisition and divestiture impacts) decreased 7 percent as strong growth in global automotive brake pads was offset by significant declines in oil and gas and mining projects as well as weakness in chemical and industrial pumps.

Adjusted operating income decreased 12 percent as solid net operating productivity, restructuring benefits and the positive impact of the strategic acquisition of Wolverine Advanced Materials were more than offset by lower pump volumes and the unfavorable impact of foreign exchange and pricing pressures. Excluding foreign exchange, adjusted segment operating income was down 9 percent.

2016 adjusted EPS, which excludes special items, decreased 9 percent to $2.32, as lower corporate costs associated with improved efficiency and cost containment actions were offset by lower segment operating income, the negative impacts of foreign exchange and a higher tax rate. Adjusted EPS, excluding the negative impact from foreign exchange, decreased 5 percent.

2016 Fourth-Quarter Results

On a GAAP basis, the company delivered revenue of $588 million in the fourth quarter, reflecting a 12 percent decline that included a 2 percent negative impact from foreign exchange. GAAP segment operating income decreased 12 percent, primarily reflecting lower Industrial Process volumes, as well as the prior-year reversal of a customer-related liability and a 2016 pension settlement charge, which were partially offset by lower restructuring, realignment and acquisition-related costs. Fourth-quarter GAAP EPS decreased to $0.27, compared with $0.40 in the prior year, primarily due to a decline in segment operating income and prior-year asbestos and environmental insurance favorability, partially offset by lower tax expense.

On an adjusted basis, organic revenue declined 10 percent as strong growth in global automotive brake pads was offset by significant oil and gas and mining declines as well as weakness in chemical and industrial pumps. Adjusted operating income declined 16 percent reflecting solid net operating productivity, including restructuring benefits, and favorable foreign exchange benefits that were more than offset by lower pump volumes in the Industrial Process business, pricing pressures and prior-year post-retirement related benefits. Adjusted EPS decreased 17 percent to $0.48 as the positive impacts of a lower share count and $0.02 of favorable foreign exchange were offset by lower segment operating income and a higher tax rate.

2016 Fourth-Quarter Business Segment Results

All quarterly results are compared with the respective prior-year periods.

Industrial Process designs and manufactures industrial pumps and valves for the chemical and industrial, oil and gas, and mining markets.

  Total revenue decreased 29 percent to $212 million, with organic revenue down 28 percent. Both measures reflect the impact of challenging conditions in the oil and gas, mining, and chemical and industrial markets on our projects, short-cycle pumps and aftermarket businesses. Total revenue also includes the impact of unfavorable foreign exchange.
  GAAP operating income decreased 69 percent to $14 million, and adjusted segment operating income decreased 55 percent to $18 million. Both measures primarily reflect significantly lower volumes across key end markets and project pricing pressures, which were partially offset by improving operational execution, incremental restructuring savings and the positive impact of foreign exchange. GAAP results also include favorable adjustments in 2015 to reserves established in purchase accounting for a prior acquisition and a pension settlement charge in 2016.

Motion Technologies designs and manufactures braking technologies, shock absorbers and specialized sealing solutions for the automotive and rail markets.

  Total revenue increased 8 percent to $228 million, and organic revenue increased 10 percent. Both measures reflect significant share gains and market growth in global automotive brake pads with Original Equipment Manufacturers and strength in seals and shims at Wolverine. Total revenue also includes the impact of unfavorable foreign exchange.
  GAAP operating income increased 73 percent to $27 million, and adjusted segment operating income increased 6 percent to $28 million. Both increases reflect higher volumes and benefits from productivity actions, which were partially offset by pricing pressures. GAAP results also reflect the impact of higher prior-year acquisition-related costs.

Interconnect Solutions designs and manufactures connectors and interconnects for the transportation and industrial, aerospace and defense, and oil and gas markets.

  Total and organic revenue decreased 6 percent to $80 million. Both decreases reflect significant declines in global oil and gas market activity and aerospace and defense weakness.
  GAAP operating income increased 41 percent to $7 million and adjusted segment operating income increased 38 percent to $7 million. Both measures reflect improved operational performance in our North American operating locations and net operating productivity and incremental restructuring savings, which were offset by prior-year post-retirement related benefits.

Control Technologies designs and manufactures products including fuel management, actuation, and noise and energy absorption components for the aerospace and industrial markets, as well as aerospace environmental control system components.

  Total and organic revenue decreased 2 percent to $70 million, primarily reflecting declines in aerospace and defense that were offset by stable industrial volumes.
  GAAP operating income increased to $12 million and adjusted segment operating income increased 78 percent to $14 million, reflecting prior-year expenses related to a legal settlement and strategic investments in new programs, as well as net operating productivity and restructuring benefits, partially offset by unfavorable impacts related to volume and mix. GAAP results also reflect lower restructuring costs.

2017 Guidance

The company announced 2017 guidance with total revenue expected to be in the range of down 2 percent to up 2 percent and GAAP EPS expected to be in the range of $1.45 to $1.75.

From a revenue perspective, global friction share gains and positive impacts from the acquisition of Axtone are expected to be offset by lower pump volumes, pricing pressures and the negative impacts of foreign exchange. Adjusted EPS is expected to be in the range of $2.18 to $2.48 per share, which is flat at the midpoint and up 1 percent excluding the impact of foreign exchange compared to 2016.

The company plans to continue to return capital to shareowners through increasing its quarterly dividend by 3 percent to $0.128 per share and targeting up to $65 million of share repurchases, which will be based on various factors.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9 a.m. ET to review performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: www.itt.com/investors and will be available on the website from two hours after the webcast until Friday, Feb. 28, 2017, at midnight.

For a reconciliation of GAAP to non-GAAP results, please click here.

All references to EPS are defined as diluted earnings per share from continuing operations.

About ITT

ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for the energy, transportation and industrial markets. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. ITT is headquartered in White Plains, N.Y., with employees in more than 35 countries and sales in a total of approximately 125 countries. The company generated 2016 revenues of $2.4 billion. For more information, visit www.itt.com.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our business, future financial results and the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.

We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished. More information on factors that could cause actual results or events to differ materially from those anticipated is included in the Risk Factors section of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

The forward-looking statements included in this release speak only as of the date hereof. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITT INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED INCOME STATEMENTS
(In millions, except per share)
(Unaudited)

	Three Months		Twelve Months
For the Periods Ended December 31	2016	2015	2016	2015
Revenue	$588.4	$666.8	$2,405.4	$2,485.6
Costs of revenue	415.0	465.5	1,647.2	1,676.5
Gross Profit	173.4	201.3	758.2	809.1
General and administrative expenses	71.9	71.5	274.1	258.3
Sales and marketing expenses	41.3	44.0	170.0	183.2
Research and development expenses	21.9	23.7	80.8	78.9
Asbestos-related costs (benefit), net	14.7	8.3	(25.6)	(91.4)
Operating Income	23.6	53.8	258.9	380.1
Interest and non-operating (income) expenses, net	(1.0)	0.3	0.5	(2.2)
Income from continuing operations before income tax expense	24.6	53.5	258.4	382.3
Income tax expense	0.7	17.1	76.0	70.1
Income from continuing operations	23.9	36.4	182.4	312.2
Income from discontinued operations, net of tax	2.2	0.1	4.2	39.4
Net income	26.1	36.5	186.6	351.6
Less: Income (loss) attributable to noncontrolling interests	0.3	(0.2)	0.5	(0.2)
Net Income attributable to ITT Inc.	$25.8	$36.7	$186.1	$351.8
Amounts attributable to ITT Inc.:
Income from continuing operations, net of tax	$23.6	$36.6	$181.9	$312.4
Income from discontinued operations, net of tax	2.2	0.1	4.2	39.4
Net income attributable to ITT Inc.	$25.8	$36.7	$186.1	$351.8

Earnings per share attributable to ITT Inc.:
Basic earnings per share:
Continuing operations	$0.27	$0.40	$2.04	$3.48
Discontinued operations	0.02	0.01	0.05	0.44
Net income	$0.29	$0.41	$2.09	$3.92

Diluted earnings per share:
Continuing operations	$0.27	$0.40	$2.02	$3.44
Discontinued operations	0.02	0.01	0.05	0.44
Net income	$0.29	$0.41	$2.07	$3.88

Weighted average common shares - basic	88.3	89.5	89.2	89.8
Weighted average common shares - diluted	88.9	90.5	89.9	90.7

ITT INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	December 31,	December 31,
	2016	2015
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$460.7	$415.7
Receivables, net	523.9	584.9
Inventories, net	295.2	292.7
Other current assets	122.0	204.4
Total current assets	1,401.8	1,497.7
Plant, property and equipment, net	464.5	443.5
Goodwill	774.7	778.3
Other intangible assets, net	160.3	187.2
Asbestos-related assets	314.6	337.5
Deferred income taxes	297.4	326.1
Other non-current assets	188.4	153.3
Total non-current assets	2,199.9	2,225.9
Total assets	$3,601.7	$3,723.6
Liabilities and Shareholders' Equity
Current Liabilities:
Short-term loans and current maturities of long-term debt	$214.3	$245.7
Accounts payable	301.7	314.7
Accrued liabilities	350.2	392.7
Total current liabilities	866.2	953.1
Asbestos-related liabilities	877.5	954.8
Postretirement benefits	248.6	260.4
Other non-current liabilities	181.0	189.9
Total non-current liabilities	1,307.1	1,405.1
Total liabilities	$2,173.3	$2,358.2
Total ITT Inc. shareholders' equity	1,426.4	1,362.1
Noncontrolling interests	2.0	3.3
Total shareholders' equity	1,428.4	1,365.4
Total liabilities and shareholders' equity	$3,601.7	$3,723.6

ITT INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

For the Twelve Months Ended December 31	2016	2015
Operating Activities
Net income	$186.6	$351.6
Less: Income from discontinued operations	4.2	39.4
Less: Income (loss) attributable to noncontrolling interests	0.5	(0.2)
Income from continuing operations attributable to ITT Inc.	181.9	312.4
Adjustments to income from continuing operations:
Depreciation and amortization	102.0	90.0
Equity-based compensation	12.6	15.7
Asbestos-related (benefit), net	(25.6)	(91.4)
Asbestos-related payments, net	(31.5)	(24.6)
Deferred income taxes	20.9	25.6
Contributions to postretirement plans	(19.0)	(18.6)
Changes in assets and liabilities:
Change in receivables	22.5	(72.0)
Change in inventories	(7.2)	31.5
Change in accounts payable	0.7	11.0
Change in accrued expenses	(27.4)	(45.8)
Change in accrued income taxes	(5.7)	(7.4)
Other, net	16.5	3.3
Net Cash - Operating activities	240.7	229.7
Investing Activities
Capital expenditures	(111.4)	(86.7)
Acquisitions, net of cash acquired	(8.8)	(351.0)
Purchases of investments	(60.6)	(140.1)
Maturities of investments	123.5	78.5
Proceeds from sale of businesses and other assets	3.0	9.5
Proceeds from insurance recovery	-	4.2
Other, net	(0.1)	0.1
Net Cash - Investing activities	(54.4)	(485.5)
Financing Activities
Commercial paper, net borrowings	19.0	94.5
Short-term revolving loans, borrowings	27.7	200.0
Short-term revolving loans, repayments	(78.3)	(50.0)
Long-term debt, repaid	(1.1)	(3.6)
Repurchase of common stock	(77.8)	(84.0)
Proceeds from issuance of common stock	12.3	6.2
Dividends Paid	(44.6)	(42.8)
Excess tax benefit from equity compensation activity	3.2	3.4
Other, net	(2.3)	(3.3)
Net Cash - Financing activities	(141.9)	120.4
Exchange rate effects on cash and cash equivalents	(11.4)	(31.6)
Net Cash – Operating activities of discontinued operations	12.0	(1.3)
Net change in cash and cash equivalents	45.0	(168.3)
Cash and cash equivalents - beginning of year	415.7	584.0
Cash and cash equivalents - end of period	$460.7	$415.7

Key Performance Indicators and Non-GAAP Measures

Management reviews a variety of key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, and backlog, some of which are non-GAAP. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends and share repurchases. These metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

Organic Revenues and Organic Orders are defined as revenues and orders, excluding the impacts of foreign currency fluctuations, acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for presentation as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. Management believes that reporting organic revenue and organic orders provides useful information to investors by helping identify underlying trends in our business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers.

Adjusted Operating Income, Adjusted Segment Operating Income and Adjusted Segment Operating Margin are defined as total operating income and segment operating income, adjusted to exclude special items that include, but are not limited to, asbestos-related costs, restructuring costs, realignment costs, certain asset impairment charges, certain acquisitions-related expenses, and other unusual or infrequent operating items. Special items represent significant charges or credits that impact the current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted segment operating margin is defined as adjusted segment operating income divided by total revenue. We believe that adjusted segment operating income is useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Income from Continuing Operations, Adjusted EPS and Adjusted EPS Guidance are defined as income from continuing operations attributable to ITT Inc. and income from continuing operations attributable to ITT Inc. per diluted share, adjusted to exclude special items that include, but are not limited to, asbestos-related costs, restructuring costs, realignment costs, certain asset impairment charges, certain acquisition-related expenses, income tax settlements or adjustments, and other unusual and infrequent non-operating items. Special items represent significant charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to the Company's ongoing operations and performance. We believe that adjusted income from continuing operations is useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, adjusted for cash payments for restructuring costs, realignment actions, net asbestos cash flows and other significant items that impact current results which management views as unrelated to the Company's ongoing operations and performance. Due to other financial obligations and commitments, including asbestos, the entire free cash flow may not be available for discretionary purposes. We believe that adjusted free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated by our operations.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Fourth Quarter 2016 & 2015
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B-C-D	(F) = E / A
			Change	% Change	Acquisition / Divestitures	FX Impact	Change	% Change
	3M 2016	3M 2015	2016 vs. 2015	2016 vs. 2015	3M 2016	3M 2016	Adj. 2016 vs. 2015	Adj. 2016 vs. 2015

Revenues
ITT Inc. - Consolidated	588.4	666.8	(78.4)	(11.8%)	-	(9.3)	(69.1)	(10.4%)

Industrial Process	212.1	300.1	(88.0)	(29.3%)	-	(4.7)	(83.3)	(27.8%)
Motion Technologies	228.1	211.7	16.4	7.7%	-	(4.6)	21.0	9.9%
Interconnect Solutions	79.8	85.1	(5.3)	(6.2%)	-	0.1	(5.4)	(6.3%)
Control Technologies	69.8	71.1	(1.3)	(1.8%)	-	-	(1.3)	(1.8%)

Orders

Total Segment Orders	572.0	606.3	(34.3)	(5.7%)	-	(8.1)	(26.2)	(4.3%)

Industrial Process	191.7	233.7	(42.0)	(18.0%)	-	(3.4)	(38.6)	(16.5%)
Motion Technologies	235.0	218.7	16.3	7.5%	-	(4.7)	21.0	9.6%
Interconnect Solutions	86.2	74.7	11.5	15.4%	-	0.1	11.4	15.3%
Control Technologies	60.6	80.2	(19.6)	(24.4%)	-	-	(19.6)	(24.4%)

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Full Year 2016 & 2015
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B-C-D	(F) = E / A
			Change	% Change	Acquisition / Divestitures	FX Impact	Change	% Change
	12M 2016	12M 2015	2016 vs. 2015	2016 vs. 2015	12M 2016	12M 2016	Adj. 2016 vs. 2015	Adj. 2016 vs. 2015

Revenues
ITT Inc. - Consolidated	2,405.4	2,485.6	(80.2)	(3.2%)	131.8	(31.5)	(180.5)	(7.3%)

Industrial Process	830.1	1,113.8	(283.7)	(25.5%)	-	(28.7)	(255.0)	(22.9%)
Motion Technologies	983.4	767.2	216.2	28.2%	126.4	(4.7)	94.5	12.3%
Interconnect Solutions	309.6	328.1	(18.5)	(5.6%)	-	1.5	(20.0)	(6.1%)
Control Technologies	287.0	281.2	5.8	2.1%	5.4	0.5	(0.1)	0.0%

Orders

Total Segment Orders	2,374.8	2,330.6	44.2	1.9%	135.6	(26.5)	(64.9)	(2.8%)

Industrial Process	779.1	936.7	(157.6)	(16.8%)	-	(23.6)	(134.0)	(14.3%)
Motion Technologies	998.4	780.0	218.4	28.0%	126.8	(4.5)	96.1	12.3%
Interconnect Solutions	309.5	324.3	(14.8)	(4.6%)	-	1.3	(16.1)	(5.0%)
Control Technologies	292.9	294.3	(1.4)	(0.5%)	8.8	0.4	(10.6)	(3.6%)

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Inc. Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Fourth Quarter 2016 & 2015
(In Millions)

	3M 2016	3M 2016		3M 2016	3M 2015	3M 2015		3M 2015	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2016 vs. 2015		As Adjusted 2016 vs. 2015

Revenue:
Industrial Process	212.1			212.1	300.1			300.1	(29.3%)		(29.3%)
Motion Technologies	228.1			228.1	211.7			211.7	7.7%		7.7%
Interconnect Solutions	79.8			79.8	85.1			85.1	(6.2%)		(6.2%)
Control Technologies	69.8			69.8	71.1			71.1	(1.8%)		(1.8%)
Intersegment eliminations	(1.4)			(1.4)	(1.2)			(1.2)
Total Revenue	588.4			588.4	666.8			666.8	(11.8%)		(11.8%)

Operating Margin:
Industrial Process	6.6%	180	BP	8.4%	15.1%	(180)	BP	13.3%	(850)	BP	(490)	BP
Motion Technologies	11.7%	60	BP	12.3%	7.3%	520	BP	12.5%	440	BP	(20)	BP
Interconnect Solutions	8.1%	20	BP	8.3%	5.4%	20	BP	5.6%	270	BP	270	BP
Control Technologies	17.3%	230	BP	19.6%	2.7%	810	BP	10.8%	1,460	BP	880	BP
Total Operating Segments	10.0%	130	BP	11.3%	10.1%	170	BP	11.8%	(10)	BP	(50)	BP

Income (loss):
Industrial Process	13.9	4.0		17.9	45.3	(5.5)		39.8	(69.3%)		(55.0%)
Motion Technologies	26.6	1.5		28.1	15.4	11.0		26.4	72.7%		6.4%
Interconnect Solutions	6.5	0.1		6.6	4.6	0.2		4.8	41.3%		37.5%
Control Technologies	12.1	1.6		13.7	1.9	5.8		7.7	536.8%		77.9%
Total Segment Operating Income	59.1	7.2		66.3	67.2	11.5		78.7	(12.1%)		(15.8%)

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, restructuring and realignment costs, certain asset impairment charges, acquisition-related expenses, and other unusual or infrequent operating items.

ITT Inc. Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Full Year 2016 & 2015
(In Millions)

	12M 2016	12M 2016		12M 2016	12M 2015	12M 2015		12M 2015	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2016 vs. 2015		As Adjusted 2016 vs. 2015

Revenue:
Industrial Process	830.1			830.1	1,113.8			1,113.8	(25.5%)		(25.5%)
Motion Technologies	983.4			983.4	767.2			767.2	28.2%		28.2%
Interconnect Solutions	309.6			309.6	328.1			328.1	(5.6%)		(5.6%)
Control Technologies	287.0			287.0	281.2			281.2	2.1%		2.1%
Intersegment eliminations	(4.7)			(4.7)	(4.7)			(4.7)
Total Revenue	2,405.4			2,405.4	2,485.6			2,485.6	(3.2%)		(3.2%)

Operating Margin:
Industrial Process	4.0%	340	BP	7.4%	12.7%	40	BP	13.1%	(870)	BP	(570)	BP
Motion Technologies	17.4%	70	BP	18.1%	16.5%	170	BP	18.2%	90	BP	(10)	BP
Interconnect Solutions	6.2%	-	BP	6.2%	3.7%	210	BP	5.8%	250	BP	40	BP
Control Technologies	16.1%	250	BP	18.6%	15.1%	260	BP	17.7%	100	BP	90	BP
Total Operating Segments	11.2%	180	BP	13.0%	13.0%	130	BP	14.3%	(180)	BP	(130)	BP

Income (loss):
Industrial Process	33.5	28.0		61.5	141.2	4.7		145.9	(76.3%)		(57.8%)
Motion Technologies	171.4	6.7		178.1	126.4	13.1		139.5	35.6%		27.7%
Interconnect Solutions	19.1	0.1		19.2	12.2	6.7		18.9	56.6%		1.6%
Control Technologies	46.1	7.4		53.5	42.4	7.5		49.9	8.7%		7.2%
Total Segment Operating Income	270.1	42.2		312.3	322.2	32.0		354.2	(16.2%)		(11.8%)

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, restructuring and realignment costs, certain asset impairment charges, acquisition-related expenses, and other unusual or infrequent operating items.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Fourth Quarter 2016 & 2015
(In Millions, except per share amounts)

	Q4 2016	Non-GAAP		Q4 2016	Q4 2015	Non-GAAP		Q4 2015	2016 vs. 2015	2016 vs. 2015
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	59.1	7.2	#A	66.3	67.2	11.5	#A	78.7

Corporate (Expense)	(35.5)	27.2	#B	(8.3)	(13.4)	6.3	#B	(7.1)

Operating Income	23.6	34.4		58.0	53.8	17.8		71.6

Interest Income (Expense)	1.3	(0.5)	#C	0.8	0.2	(1.0)	#C	(0.8)
Other Income (Expense)	(0.3)	-		(0.3)	(0.5)	-		(0.5)

Income from Continuing Operations before Tax	24.6	33.9		58.5	53.5	16.8		70.3

Income Tax (Expense)	(0.7)	(14.9)	#D	(15.6)	(17.1)	(0.7)	#D	(17.8)

Income from Continuing Operations	23.9	19.0		42.9	36.4	16.1		52.5

Less: Non Controlling Interest	0.3	-		0.3	(0.2)	-		(0.2)

Income from Continuing Operations - ITT Inc.	23.6	19.0		42.6	36.6	16.1		52.7

EPS from Continuing Operations	0.27	0.21		0.48	0.40	0.18		0.58	(0.10)	(17.2%)

Note: Amounts may not calculate due to rounding.

#A - 2016 includes restructuring and realignment costs ($2.3M); acquisition related costs ($1.5M) and pension settlement costs ($3.4M).
#A - 2015 includes restructuring and realignment costs ($7.0M), and net acquisition related costs ($4.5M).

#B - 2016 includes restructuring costs ($1.3M), certain costs associated with sale of excess property ($1.9M), pension settlement costs ($9.3M) and asbestos related expense ($14.7M).
#B - 2015 includes income of ($3.2M) related to an environmental insurance receivable offset by ($1.2M) franchise tax audit and net asbestos related expense of ($8.3M).
Note: ($8.3M) net asbestos related expense includes adjustment to maintain 10 year accrual ($16.0M), and ($7.7M) favorable settlement agreement.

#C - Interest income for a change in uncertain tax position for both 2016 & 2015.

#D - 2016 includes various tax-related special items, including net tax benefit on valuation allowance changes, tax true-ups, and changes in uncertain tax positions ($0.7M), net tax benefit of foreign earnings ($1.3M), in addition to the tax benefit of other operating special items ($12.2M).
#D - 2015 includes various tax-related special items including tax expense related to change in valuation allowance ($7.2M) and tax on undistributed foreign earnings ($3.4M), offset by the tax benefit of other operating special items ($9.9M).

ITT Inc. Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Full Year 2016 & 2015
(In Millions, except per share amounts)
										Percent Change
	12M 2016	Non-GAAP		12M 2016	12M 2015	Non-GAAP		12M 2015	2016 vs. 2015	2016 vs. 2015
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	270.1	42.2	#A	312.3	322.2	32.0	#A	354.2

Corporate (Expense)	(11.2)	(11.7)	#B	(22.9)	57.9	(93.0)	#B	(35.1)

Operating Income	258.9	30.5		289.4	380.1	(61.0)		319.1

Interest Income (Expense)	0.8	(3.4)	#C	(2.6)	2.5	(5.2)	#C	(2.7)
Other Income (Expense)	(1.3)	-		(1.3)	(0.3)	(1.6)	#D	(1.9)

Income from Continuing Operations before Tax	258.4	27.1		285.5	382.3	(67.8)		314.5

Income Tax (Expense)	(76.0)	(0.9)	#E	(76.9)	(70.1)	(12.9)	#E	(83.0)

Income from Continuing Operations	182.4	26.2		208.6	312.2	(80.7)		231.5

Less: Non Controlling Interest	0.5	-		0.5	(0.2)	-		(0.2)

Income from Continuing Operations - ITT Inc.	181.9	26.2		208.1	312.4	(80.7)		231.7

EPS from Continuing Operations	2.02	0.30		2.32	3.44	(0.89)		2.55	(0.23)	(9.0%)

Note: Amounts may not calculate due to rounding.

#A - 2016 includes restructuring and realignment costs ($28.9M); acquisition related costs ($5.8M); impairment of trade name ($4.1M) and pension settlement costs ($3.4M).
#A - 2015 includes restructuring and realignment costs ($26.2M), net acquistion related costs ($7.8M), and contract loss in Venezuela ($2.0M).

#B - 2016 includes restructuring costs ($1.8M), certain costs associated primarily with sale of excess property ($2.8M), pension settlement costs ($9.3M); asbestos related income ($25.6M).
Note: ($25.6M) net asbestos related income includes adjustment to maintain 10 year accrual ($59.0M), remeasurement income ($81.8M) and insurance settlements ($2.8M).
#B - 2015 income includes repositioning and restructuring costs ($0.4M), franchise tax audit ($1.2M) offset by income of ($3.2M) related to an environmental insurance receivable and net asbestos related income of ($91.4M).
Note: ($91.4M) net asbestos related income includes ($100.7M) for favorable defense counsel realignment and ($44.8M) for the annual measurement,
($8.9M) for a favorable settlement agreement and ($63.0M) asbestos related expense.

#C - Interest income for a change in uncertain tax position for both 2016 & 2015.

#D - 2015 Other income related to recognition of receivable entitled under the Tax Matters Agreement.

#E - 2016 includes various tax-related special items including tax expense of foreign earnings ($24.7M), tax benefit for changes in uncertain tax positions and tax true-ups ($18.5M), in addition to the tax benefit of other operating special items ($6.8M).
#E - 2015 includes various tax-related special items including tax benefit related to change in uncertain tax positions ($15.1M), audit settlements ($7.0M), release of valuation allowance ($7.3M), tax benefit resulting from decrease in tax liability for undistributed foreign earnings ($7.4M), offset by the tax expense of other operating special items ($24.3M).

ITT Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Adjusted Free Cash Flow Conversion
Full Year 2016 & 2015
(In Millions)

	12M 2016	12M 2015

Net Cash - Operating Activities	240.7	229.7

Capital Expenditures	111.4	86.7

Free Cash Flow	129.3	143.0

Realignment Related Cash Payments, including Capex	4.5	2.9
Restructuring Cash Payments	30.3	24.4
Asbestos Cash Payments, net	31.5	24.6
Discretionary Pension Contributions, net of tax	4.9	4.7
Adjusted Free Cash Flow	200.5	199.6

Income from Continuing Operations - ITT Inc.	181.9	312.4

Special Items	26.2	(80.7)

Income from Continuing Operations - ITT Inc., Excluding
Special Items	208.1	231.7

Adjusted Free Cash Flow Conversion	96.3%	86.1%

ITT Inc. Non-GAAP Reconciliation
GAAP vs. Adjusted EPS Guidance
Full Year 2017

	2017 Full-Year Guidance
	Low	High

EPS from Continuing Operations - GAAP	$1.45	$1.75

Estimated Asbestos Related Costs, Net of Tax	0.41	0.41

	$1.86	$2.16

Estimated Restructuring, Realignment and Other Costs, Net of Tax	0.25	0.25

Acquisition Related Costs, Net of Tax	0.07	0.07

EPS from Continuing Operations - Adjusted	$2.18	$2.48

CONTACT:
ITT Inc.
Investors:
Melissa Trombetta, +1 914-641-2030
melissa.trombetta@itt.com
or
Media:
Kathleen Bark, +1 914-641-2103
kathleen.bark@itt.com